EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement on Form S-8 of Provident Financial Services, Inc. of our reports dated February 28, 2024, with respect to the consolidated financial statements of Lakeland Bancorp, Inc., and the effectiveness of internal control over financial reporting, which reports appear in the Form 8-K of Provident Financial Services, Inc. dated May 6, 2024.
/s/ KPMG LLP
Short Hills, New Jersey
May 30, 2024